UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2009

Bimini Capital Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.   UNREGISTERED SALES OF EQUITY SHARES.

Robert J. Dwyer, as a non-employee director of Bimini Capital Management, Inc. (the “Company”), has elected to receive the current quarters installment of his annual retainer for service on the Company’s Board of Directors for the current year in shares of the Company’s Class A Common Stock.  As a result, the Company expects to issue 718,750 shares of Class A Common Stock to Mr. Dwyer on or about the date of this report.

ITEM 8.01.   OTHER EVENTS.

Pursuant to Article XIII, Section 10 of the Articles of Amendment and Restatement (the “Charter”) of the Company,  effective March 16, 2009, the Board of Directors of the Company adopted resolutions waiving the 4.98% maximum Ownership Limit (as defined in the Charter) for Robert J. Dwyer with respect to the Company’s outstanding shares of Common Stock and Equity Stock (as defined in the Charter) and permitting Mr. Dwyer to acquire up to 6.60% of its outstanding shares of Common Stock and Equity Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2009	BIMINI CAPITAL MANAGEMENT, INC.

	By:	/s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer